Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Unitrend Entertainment Group Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Underwritten Offering - Class A ordinary shares, $0.0000002 par value	(1)	457(o)	4,312,500	$5.00	$21,562,500.00	0.0001381	$2,977.78
Fees to be Paid	Equity	Class A ordinary shares, $0.0000002 par value, issuable upon exercise of Underwriter Warrants	(2)	457(o)	187,500	$4.80	$900,000.00	0.0001381	$124.29

Total Offering Amounts:							$22,462,500.00		3,102.07
Total Fees Previously Paid:
Total Fee Offsets:									3,334.52
Net Fee Due:									$0.00

__________________________________________
Offering Note(s)

(1)	Includes the Class A ordinary shares that the underwriter has the option to purchase to cover any over-allotments.

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional Class A ordinary shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.
(2)	We have agreed to issue the Representative’s warrants to the representative to purchase up to an aggregate number of Class A ordinary shares equal to 5% of the firm-commitment initial public offering prior to and excluding any exercise of any over-allotment. Such warrants shall have an exercise price equal to 120% of the initial public offering price of the Class A ordinary shares sold in this offering.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	Unitrend Entertainment Group Ltd	(1)	F-1	333-280248	06/17/2024		$3,334.52	Equity	Ordinary Shares	4,500,000	$21,780,000.00	$
Fee Offset Sources	Unitrend Entertainment Group Ltd		F-1	333-280248		03/31/2025							3,334.52

__________________________________________
Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-280248) was initially filed on June 17, 2024 and was declared effective on November 25, 2025. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on January 21, 2026.